UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

AFRO DOLLAR MONEY INC.

(Exact name of issuer as specified in its charter)

Illinois

(State or other jurisdiction of incorporation or organization)

Financial Services (Primary Standard Industrial Classification Code Number)	87-3846878 (I.R.S. Employer Identification Number)

231 S. La Salle Street, Chicago, Illinois 60604

Phone: (872) 222-5590

(Address, including zip code, and telephone number, including area code,

of issuer's principal executive office)

Derric Price

231 S. La Salle Street, Chicago, Illinois 60604

Phone: (312) 869-4609

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Sidney B. Smith & Associates

AON CENTER | 200 E. Randolph Street, Suite 5100 | Chicago, Illinois 60601-6528

Phone: (312) 577-7621 | Fax: (312) 233-0063

PRELIMINARY OFFERING CIRCULAR — AMENDMENT NO. 3 TO FORM 1-A/A

File No. 024-11905

Date of Offering Circular: _________________________, 2026

Check the appropriate box to indicate whether the issuer is filing this offering statement on the Commission’s EDGAR system: [ X ] Yes [ ] No

PRELIMINARY OFFERING CIRCULAR — AMENDMENT NO. 3

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.

A.F.R.O. DOLLAR MONEY INC.

American Freedom Resources Opportunity Dollar Money Inc.

a/k/a AFRO Dollar Money Inc.

A Community Real-Time Digital AFRO Dollar Financial Platform

Social FinTech — Financial Inclusion — Community Economic Empowerment

This Offering Circular follows the Offering Circular format as described in Part II of Form 1-A/A.

37,500,000 COMMON SHARE UNITS

Price: $2.00 Per Unit

(Each Unit = 1 Share of Common Stock + 1 Warrant)

Warrant exercisable at $3.50 per share for 2 years after offering closes

Maximum Offering Amount: $75,000,000

	Price to Public	Underwriting Discounts & Commissions (1)	Proceeds to Issuer (2)	Proceeds to Other Persons
Per Unit	$2.00	$0.00	$2.00	$0.00
Total Maximum	$75,000,000	$0.00	$75,000,000	$0.00

(1) Offered on a best-efforts basis by officers, directors, and authorized representatives without commission under Rule 3a4-1. The Company reserves the right to engage FINRA-registered broker-dealers. (2) Before deducting estimated offering expenses of approximately $1,000,000. Since there is no minimum offering amount, subscriptions are irrevocable and all funds received will be immediately available to the Company.

This offering will be conducted on a best-efforts basis with no minimum offering amount and no escrow or trust arrangements. The offering will commence following qualification by the Securities and Exchange Commission and will remain open until all 37,500,000 Units are sold or the Company elects to terminate the offering, whichever occurs first. The approximate date of commencement of proposed sale to the public is upon qualification of this offering statement, anticipated in 2026.

YOUR INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES SIGNIFICANT RISKS. THE COMMON STOCK OFFERED HEREBY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

DATE OF OFFERING CIRCULAR: _________________________, 2026

www.AFRODollarStock.com	www.AFRODollar.money
File No. 024-11905	231 S. La Salle Street | Chicago, Illinois 60604 | Ph: (872) 222-5590

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

ITEM 2. TABLE OF CONTENTS

Item	Section	Pg
	PART II — OFFERING CIRCULAR
	Definitions and Terminology	1
	Cautionary Statement Regarding Forward-Looking Statements	1
	Emerging Growth Company	1
Item 3.	Summary and Risk Factors	1
	Summary	1
	Risk Factors	1
Item 4.	Dilution	1
Item 5.	Plan of Distribution	1
Item 6.	Use of Proceeds	1
Item 7.	Description of Business	1
	A. Overview and Current Stage of Development	1
	B. Background — The Original A.F.R.O. Dollar	1
	C. Description of Digital AFRO Dollar Payment System	1
	D. AFRO Payment Platform — Planned Features	1
	E. Community FinancialWealthCenters	1
	F. Money Transmitter and Related Regulations	1
	G. Collateral Structure and Asset Backing	1
	H. Competition	1
	I. New Innovative Financial Products	1
	J. Marketing and Advertising	1
	K. Frequently Asked Questions (FAQ)	1
Item 8.	Description of Property	1
Item 9.	Management's Discussion and Analysis of Financial Condition and Results of Operations	*
Item 10.	Directors, Executive Officers and Significant Employees	1
Item 11.	Compensation of Directors and Executive Officers	1
Item 12.	Security Ownership of Management and Certain Securityholders	1
Item 13.	Interest of Management and Others in Certain Transactions	1
Item 14.	Securities Being Offered	1
	PART III — EXHIBITS AND FINANCIAL STATEMENTS
Item 15.	Index to Exhibits	1
Item 16.	Exhibits	*
Item 17.	Financial Statements	1

DEFINITIONS AND TERMINOLOGY

These definitions are material to understanding the Company's business and products. They apply throughout this Offering Circular and supersede any inconsistent language in any prior version.

AFRO Dollar

The original complementary paper currency created by African American Face Reserve Obligation Inc. that underwent a formal regulatory review process with the United States Department of the Treasury, Secret Service Bureau, and United States Attorney General's office, and received regulatory clearance — no legal objection — to circulate as a complementary paper currency in the United States. The A.F.R.O. Dollar was the first complementary currency in the United States to receive such regulatory clearance.

AFRO Dollar Digital (ADD)

The Company's domestic Digital AFRO Dollar — a licensed digital representation of the original A.F.R.O. Dollar that functions as a medium of exchange, store of value, and unit of account exclusively within the Company's closed-loop AFRO Payment Platform among registered domestic members only.

ADD IS:

•

A licensed digital representation of the original A.F.R.O. Dollar complementary currency

•

A medium of exchange, store of value, and unit of account within the AFRO Platform only

•

Available exclusively to registered AFRO Platform members — NOT the general public

•

Without value outside the AFRO Payment Platform

ADD is NOT and has NEVER been:

•

A cryptocurrency of any kind

•

A crypto asset of any kind

•

A virtual currency

•

A convertible virtual currency (CVC) as defined by FinCEN/US Treasury under 31 CFR § 1010.100

•

A digital commodity

•

A digital token or utility token

•

A digital meme coin or speculative digital asset

•

A digital asset as defined by any federal regulatory framework

•

A blockchain-based instrument of any kind

•

A decentralized digital currency

•

A stablecoin or altcoin

•

A non-fungible token (NFT)

•

A digital security

•

A form of government-issued currency or legal tender

•

A money transmission product

•

A foreign currency or foreign exchange product

•

Independently backed — ADD has no independent backing of its own

American Freedom Reserve (AFR)

The Company's international Digital AFRO Dollar — a licensed digital representation of the original A.F.R.O. Dollar that functions as a medium of exchange, store of value, and unit of account exclusively within the Company's closed-loop AFRO Payment Platform among registered international members only. All characteristics and limitations described for ADD apply equally to AFR.

AFRO Payment Platform

The Company's proprietary closed-loop community financial inclusion payment platform through which Digital AFRO Dollars (ADD and AFR) are issued, circulated, spent, and managed exclusively among registered members only. The AFRO Payment Platform is NOT available to the general public.

Closed-Loop System

The AFRO Payment Platform's architecture whereby Digital AFRO Dollars circulate exclusively between registered members within the platform. The Company does not accept, hold, transmit, or convert US Dollars or any currency on the AFRO Payment Platform. Any exchange between Digital AFRO Dollars and US Dollars occurs exclusively between the member and their own banking institution, entirely outside and independent of the AFRO Payment Platform.

Digital AFRO Dollar

Collective reference to ADD and AFR — the Company's licensed digital representations of the original A.F.R.O. Dollar complementary currency. Digital AFRO Dollars have no value outside the AFRO Payment Platform.

Original A.F.R.O. Dollar Collateral

The portfolio of assets maintained by the Company in its commercial bank and investment account as collateral for the original A.F.R.O. Dollar complementary currency and its Digital AFRO Dollar representations. Consists of US Dollars, world reserve currencies (EUR, JPY, GBP), US Treasury instruments, AFRO Treasury instruments, physical Gold, and physical Silver held directly by the Company. Funded and controlled entirely by the Company — NOT by member transactions or member bank deposits.

AFRO Cash Portal Platform (Digital Cash)

The AFRO Cash Portal Platform is the Company’s real-time small cash transaction portal operating within the closed-loop AFRO Payment Platform. When this Offering Circular refers to “Digital Cash” in the context of the AFRO Platform, it refers exclusively to the AFRO Cash Portal Platform — the portal through which members conduct small, non-tracked, peer-to-person (P2P) and consumer-to-business (C2B) transactions in Digital AFRO Dollars. Digital Cash on the AFRO Platform has no relationship to and is not equivalent to US Dollar cash, digital currency, cryptocurrency, or any form of government-issued or market-traded digital currency. Digital Cash exists only within the AFRO Payment Platform and has no value outside the platform.

AFRO Money Portal Platform (Digital Money)

The AFRO Money Portal Platform is the Company’s real-time tracked transaction portal operating within the closed-loop AFRO Payment Platform. When this Offering Circular refers to “Digital Money” in the context of the AFRO Platform, it refers exclusively to the AFRO Money Portal Platform — the portal through which members conduct larger, tracked transactions including business-to-business (B2B), consumer-to-business (C2B), business-to-consumer (B2C), peer-to-person (P2P), and consumer-to-government (C2G) transactions in Digital AFRO Dollars. Digital Money on the AFRO Platform has no relationship to and is not equivalent to US Dollars, digital currency, cryptocurrency, or any form of government-issued or market-traded digital money. Digital Money exists only within the AFRO Payment Platform and has no value outside the platform.

Payment Transaction Types on the AFRO Platform

The AFRO Payment Platform supports the following categories of Digital AFRO Dollar transactions among registered members:

Person-to-Person (P2P)

A transaction in which one individual registered member transfers Digital AFRO Dollars directly to another individual registered member on the AFRO Payment Platform. P2P transactions are conducted through both the AFRO Cash Portal Platform (small, non-tracked transactions) and the AFRO Money Portal Platform (larger, tracked transactions). No US Dollars or any other currency is transmitted between members. All P2P transfers occur exclusively within the closed-loop AFRO Payment Platform.

Business-to-Business (B2B)

A transaction in which one registered business member transfers Digital AFRO Dollars to another registered business member on the AFRO Payment Platform in exchange for goods, services, or other business obligations. B2B transactions are conducted through the AFRO Money Portal Platform and are tracked in real time. No US Dollars or any other currency is transmitted between businesses. All B2B transfers occur exclusively within the closed-loop AFRO Payment Platform.

Consumer-to-Business (C2B)

A transaction in which an individual registered member transfers Digital AFRO Dollars to a registered business member on the AFRO Payment Platform in exchange for goods or services. C2B transactions are conducted through both the AFRO Cash Portal Platform (small purchases) and the AFRO Money Portal Platform (larger purchases). No US Dollars or any other currency is transmitted. All C2B transfers occur exclusively within the closed-loop AFRO Payment Platform.

Business-to-Consumer (B2C)

A transaction in which a registered business member transfers Digital AFRO Dollars to an individual registered member on the AFRO Payment Platform, typically representing wages, commissions, loyalty rewards, refunds, or other business-to-individual payments. B2C transactions are conducted through the AFRO Money Portal Platform and are tracked in real time. No US Dollars or any other currency is transmitted. All B2C transfers occur exclusively within the closed-loop AFRO Payment Platform.

Consumer-to-Government (C2G)

A transaction in which an individual or business registered member transfers Digital AFRO Dollars to a registered government entity member on the AFRO Payment Platform, typically representing fee payments, tax payments, utility payments, or other obligations to local government entities that have joined the AFRO Platform. C2G transactions are conducted through the AFRO Money Portal Platform. No US Dollars or any other currency is transmitted to or from any government entity through the AFRO Platform. All C2G transfers occur exclusively within the closed-loop AFRO Payment Platform.

International Payments from the United States (American Freedom Reserve — AFR)

International payments from the United States on the AFRO Platform are conducted exclusively through the American Freedom Reserve (AFR) cross-border Digital AFRO Dollar rail. International payments on the AFRO Platform are NOT wire transfers, NOT money transmission, NOT foreign currency exchange, and NOT international remittances as those terms are defined under federal and state money transmission laws.

The mechanics of international payments on the AFRO Platform are as follows: A US-based registered member uses their AFRO Platform account balance in Digital AFRO Dollars to transfer value to an international registered member in an eligible country. The transfer occurs within the closed-loop AFRO Payment Platform — it is a transfer of AFR Digital AFRO Dollars between two registered member accounts, not a transmission of US Dollars or any currency across borders. The Company does not transmit money internationally. No US Dollars or foreign currency moves between countries through the AFRO Platform. Any conversion of Digital AFRO Dollars to local currency by an international member is performed by that member’s own banking institution in their country, entirely outside and independent of the AFRO Payment Platform.

International payment capability through the AFR rail is planned for members in countries where the Company has established or will establish international partnerships. International operations are subject to applicable local regulatory requirements in each country. The Company does not currently have any international operations and no international payment capability has been launched as of the date of this Offering Circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact included in the Form 1-A or the Offering Circular are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance, and business.

These risks include, but are not limited to, the following:

•

You will experience future dilution as a result of this Regulation A Offering as well as future equity offerings.

•

We cannot assure you that we will establish sales of our products or services and, if established, whether we will effectively manage our growth.

•

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel, could harm our business.

•

If we fail to develop an initial member base and maintain high levels of member engagement, we will be unable to increase revenues over time or achieve profitability.

•

Regulatory authorities may classify our Digital AFRO Dollar platform or products differently than we anticipate, which could materially adversely affect our business.

•

An investment in our shares is highly speculative, and your entire investment is at risk of loss.

•

There is no active public trading market for our common stock and an active market may never develop.

EMERGING GROWTH COMPANY

We are an emerging growth Company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings.

As a public reporting Company with less than $1 billion in revenue during our last fiscal year, we qualify as an emerging growth Company under the JOBS Act. In particular, as an emerging growth Company we:

•

are not required to obtain an attestation and report from our auditors on our management's assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•

are not required to provide compensation discussion and analysis disclosure;

•

are not required to obtain say-on-pay, say-on-frequency, and say-on-golden-parachute advisory votes;

•

are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•

may present only two years of audited financial statements and only two years of related MD&A; and

•

are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act.

ITEM 3. SUMMARY AND RISK FACTORS

A. Summary

This summary highlights selected information contained elsewhere in this Offering Circular. You should carefully read the entire Offering Circular, including the Risk Factors section, before making an investment decision.

Mission and Vision

Mission: Build wealth and transform select economically distressed African American communities and low-moderate income urban, rural, and rust-belt communities in the United States by introducing new innovative and disruptive financial products and services.

Vision: Create self-sustainable, economically viable communities to enrich the lives of their residents and eliminate local abject poverty.

The Company

AFRO Dollar Money Inc. is a Social Enterprise Financial Technology (Social FinTech) company incorporated in Illinois, headquartered in Chicago. The Company is in its organizational and development stage. The Company has NOT yet commenced operations, has generated NO revenues, and has NO members on its platform as of the date of this Offering Circular.

The Offering Summary

Item	Detail
Securities Offering	37,500,000 Units
Price Per Unit	$2.00 per Unit (1 Common Share + 1 Warrant)
Maximum Offering Amount	$75,000,000
Warrant Exercise Price	$3.50 per share, exercisable for 2 years from Offering close
Warrants Outstanding Before / After	Before: -0- | After: 37,500,000
Use of Proceeds	Capital infrastructure, regional offices, sales & marketing, product development, regulatory & legal compliance, working capital
Offering Period	Commences upon SEC qualification. Closes earliest of: (1) all 37,500,000 Units sold; (2) one year from qualification (subject to 180-day extension); or (3) earlier termination by Company.
Platform Websites	www.AFRODollarStock.com | www.AFRODollar.money
Transfer Agent	Colonial Stock Transfer Company
Legal Counsel	Law Offices of Sidney B. Smith, Chicago, Illinois
Auditor	Omotoshi and Associates

Procedures for Subscribing

•

Visit www.AFRODollarStock.com or www.AFRODollar.money and navigate to the investor subscription page.

•

Complete the online subscription form including all required personal, financial, and suitability information.

•

Deliver funds by wire transfer, ACH, debit card, or credit card.

•

Complete AML/KYC identity verification including OFAC screening.

•

Receive, review, execute, and return the countersigned Subscription Agreement.

•

Upon closing, shares and Warrants issued electronically in book-entry form through Colonial Stock Transfer Company.

The Company will not accept any subscriptions or funds until the SEC declares this Offering Circular qualified.

B. Risk Factors

Disclosure Pursuant to Rule 262 of Regulation A

As of the date of this offering statement, none of the persons described in Rule 262 of Regulation A (17 CFR 230.262), including the issuer, any predecessor or affiliated issuer, any director, executive officer, general partner or managing member of the issuer, any beneficial owner of 20% or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer, or any person that has been or will be paid directly or indirectly remuneration for solicitation of purchasers in connection with such sale of securities, is subject to any of the disqualifications described in Rule 262(a) of Regulation A. The Company is not aware of any matter that would have triggered disqualification under Rule 262(a)(3) or (a)(5) but for the provisions set forth in Rule 262(b)(1). The Company undertakes to promptly notify the Commission and investors if any such disqualifying event occurs.

AN INVESTMENT IN THE COMPANY'S SECURITIES INVOLVES A GREAT DEAL OF UNCERTAINTY AND RISK. YOU SHOULD CAREFULLY READ AND CONSIDER ALL OF THE FOLLOWING RISK FACTORS BEFORE PURCHASING THE COMPANY'S SECURITIES.

I. Risks Related to Regulatory Classification

1. Regulatory Classification of the AFRO Payment Platform — MSB Risk

The Company believes its closed-loop Digital AFRO Dollar Platform is exempt from Money Services Business (MSB) registration requirements under 31 CFR § 1010.100(ff)(5) because: (i) Digital AFRO Dollars are not currency, funds, or value that substitutes for currency; (ii) the Company does not accept or transmit currency or funds between members; and (iii) any USD conversion is performed exclusively by the member's own BSA-regulated banking institution off-platform. The Company has submitted a request to FinCEN for a private letter ruling confirming this exemption. There can be no assurance that FinCEN will issue a favorable ruling. If the Company is determined to be an MSB it would be required to register with FinCEN, implement a full BSA/AML compliance program, file SARs and CTRs, and potentially obtain money transmitter licenses in each state, which could materially increase compliance costs and adversely affect operations.

2. FinCEN Private Letter Ruling — Pending and Not Guaranteed

The Company has submitted a request to FinCEN for a private letter ruling. There can be no assurance that FinCEN will issue a ruling in a timely manner, that any ruling issued will be favorable, or that a favorable ruling will cover all of the Company's current and future products and services.

3. Legal Opinion Regarding FinCEN Exemption — Pending

The Company is in the process of obtaining a formal legal opinion from independent regulatory counsel confirming its FinCEN exemption position. This legal opinion has not yet been obtained. There can be no assurance that regulatory counsel will conclude that the Company's exemption position is correct.

4. Government Regulatory Clearance — Continuity Risk

The Company's regulatory position is in part based on the regulatory clearance of the original A.F.R.O. Dollar paper currency by the US Department of Treasury, Secret Service Bureau, and US Attorney General's office. There can be no assurance that this clearance will be recognized as applicable to Digital AFRO Dollar products (ADD and AFR), or that changes in law or policy will not affect the Company's reliance on this clearance.

5. State Regulatory Risk — Money Transmitter Licenses

The Company plans to operate in 20 states across 42 markets. Even if the Company's FinCEN exemption position is confirmed at the federal level, individual states may have different regulatory frameworks governing closed-loop payment systems. If the Company is required to obtain money transmitter licenses in some or all states, the associated costs could be substantial and could significantly delay market expansion.

6. Cross-Border Regulatory Risk — AFR

The Company's international product, AFR, introduces additional regulatory risks including: (i) foreign regulatory authorities may classify AFR as a money transmission product subject to local licensing; (ii) AML and counter-terrorism financing regulations in foreign jurisdictions may impose compliance requirements; and (iii) OFAC regulations may affect the Company's ability to operate in certain countries.

7. Evolving Digital Currency Regulatory Environment

The regulatory environment for digital payment platforms is rapidly evolving. New laws, regulations, guidance, or enforcement actions by the SEC, FinCEN, CFPB, Federal Reserve, OCC, or other authorities could change the regulatory classification of the AFRO Platform or Digital AFRO Dollars, or impose new licensing or compliance requirements.

II. Risks Related to the Business Model

8. Community Currency Acceptance Risk

The success of the AFRO Platform depends on widespread adoption of Digital AFRO Dollars by members, merchants, non-profits, churches, businesses, and local government entities. There can be no assurance that the Company will achieve the adoption rates necessary to sustain the community wealth effect model.

9. Closed-Loop Platform Risk — Network Effect Dependency

The value of a closed-loop community payment platform depends heavily on the size and engagement of its member network. If insufficient member adoption is achieved: (i) the utility of Digital AFRO Dollars will be limited; (ii) merchants may not participate; and (iii) the community wealth effect central to the Company's mission may not materialize.

10. Membership Model Risk

The Company's revenue model is in part dependent on annual membership fees ranging from $60 to $399. All members must own and maintain 2 shares of the Company's stock as a condition of membership. There can be no assurance that the Company will attract and retain a sufficient number of paying members.

III. Risks Related to Operations

11. No Operating History

The Company is in its organizational and development stage and has not yet commenced operations. The Company has generated no revenues and has no members on its platform as of the date of this Offering Circular.

12. Anticipated Operating Losses

The Company anticipates incurring an operating loss exceeding $1,000,000 during its first year of operations. There can be no assurance that the Company will achieve profitability by the end of its second year of operations or at all.

13. Key Personnel Risk

The Company's success depends heavily on the services of Derric Price, Chairman and CEO. The position of Chief Technology Officer has been filled by Edwin A. Whitfield Jr. The loss of key personnel or failure to recruit critical positions could have a material adverse effect on the Company.

14. Officer Control Risk

The Company's officers own 300,500,000 shares prior to the Offering, representing approximately 89% of shares outstanding upon completion of the maximum Offering, giving them effective control of the Company.

15. Dilution Risk

Investors will experience immediate dilution of approximately $1.78 per share from the $2.00 offering price. The exercise of warrants and any future equity offerings will further dilute your percentage of ownership.

16. No Dividends

The Company expects that earnings, if any, will be reinvested and used for operating capital. Investors should not purchase shares if they need or desire dividend income.

17. Management Will Have Broad Discretion as to the Use of Net Proceeds

The Company's board of directors will have broad discretion in disbursing the net offering proceeds among the categories of use described in Item 6 — Use of Proceeds. The Company's management will determine the allocation of proceeds based on circumstances and business judgment, and investors will not have the opportunity to evaluate the specific investments made with offering proceeds.

18. The Company May Need to Raise Additional Capital

The Company believes that the net proceeds of the Offering will be sufficient to satisfy the Company's capital requirements at least through the first year of operations assuming the maximum shares are sold. The Company plans to raise capital after the Offering through the issuance of additional equity securities for expansion purposes. Any such subsequent offering could have a dilutive effect on your interest as a stockholder. There can be no assurance that additional capital will be available on terms favorable to the Company.

19. The Company Arbitrarily Determined the Offering Price

Because the Company is in its beginning stage, its Offering price of $2.00 per Unit could not be set with reference to historical measures of financial performance. The Offering price may not be indicative of the market value of the common stock after the Offering.

20. The Company May Not Be Able to Raise Enough Capital to Begin Operations

The Company is offering its securities on a best-efforts basis without the assistance of an underwriter or placement agent. There can be no assurance that the Company will raise sufficient capital to commence its planned operations. If the Company is unable to raise at least 25% of the maximum offering amount, the Company's ability to execute even its foundation plan of operation will be severely limited.

21. No Active Trading Market

There is no guarantee that an active trading market in the Company's securities will develop in the near future or at all following this Offering.

22. Competition Risk — Banks, FinTech Companies, and Alternative Financial Services

The Company will face competition from established banks, financial technology companies, and alternative financial service providers with substantially greater resources, longer operating histories, and greater brand recognition.

23. Technology and Third-Party Vendor Risks

The Company's platform technology is still under development. The Company will rely on third-party service providers for essential technical support and data center operations in Chicago, Illinois and Denver, Colorado.

24. Litigation Risk

As of the date of this Offering Circular, the Company is not subject to any material legal proceedings. However, litigation may arise in the normal course of business.

25. Book Value Dilution

Assuming the maximum number of 37,500,000 shares offered is sold, the net tangible book value of the shares outstanding will be approximately $0.221 per share — an immediate decrease of approximately $1.78 from the $2.00 offering price. Investors participating in this Offering will incur immediate, substantial dilution. See Item 4 — Dilution.

26. The Company's Success Will Be Dependent on Local Economic Conditions

The Company will primarily provide alternative financial services to individuals and businesses in selected market areas and communities. Local economic conditions will have a significant impact on the Company's business, the adoption of Digital AFRO Dollars by community members, and the ability of the Company's borrowers to repay their loans. A deterioration in local economic conditions in the Company's target markets could materially adversely affect the Company's operations and financial results.

27. Competition from Financial Institutions, Non-Bank Lenders, and FinTech Companies

The Company will experience competition from larger financial institutions that have been in business for a number of years and have established client bases. Many competitors are substantially larger than the Company, have greater name recognition, larger customer bases, and possess greater resources. The Company will also face competition from non-bank lenders, payday lenders, check cashing services, and fintech companies that target the same low-to-moderate income market the Company intends to serve.

28. Corporate Governance

We have not yet adopted corporate governance measures such as audit, nominating, and compensation committees comprised of independent directors. We intend to adopt such measures in the future but we currently do not have policies implementing such measures. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

ITEM 4. DILUTION

If you purchase Common Stock shares in this Offering, your ownership interest will be diluted immediately, to the extent of the difference between the price to the public charged for each share and the net tangible book value per share after this Offering.

Assuming the sale of all 37,500,000 shares at $2.00 per share and after deducting approximately $1,000,000 in expenses, our pro forma net tangible book value would be approximately $75,000,000 or $0.22 per share. This represents an immediate dilution of approximately $1.78 per share to new investors purchasing shares at $2.00 per share.

Per Share Dilution at Each Funding Level

	100% ($75M)	75% ($56.25M)	50% ($37.5M)	25% ($18.75M)
Offering Price	$2.00	$2.00	$2.00	$2.00
Net Tangible Book Value per Share BEFORE Offering	$0.00	$0.00	$0.00	$0.00
Increase per share to new investors	$0.22	$0.17	$0.12	$0.08
Net Tangible Book Value per Share AFTER Offering	$0.22	$0.17	$0.12	$0.08
Dilution per share to new investors	$1.78	$1.83	$1.88	$1.92
Dilution as % of Offering Price	89%	91%	94%	96%

Ownership Table — Assuming 100% of Shares Sold

Stockholder	Shares	% Shares	Total Consideration
Existing Stockholders	300,500,000	88.9%	$31,000 (0.04%)
New Investors	37,500,000	11.1%	$75,000,000 (99.96%)
Total	338,000,000	100.0%	$75,031,000 (100%)

Exercise of warrants issued pursuant to this Offering, and any future equity offerings, could have further dilutive effects on your interest as a stockholder.

ITEM 5. PLAN OF DISTRIBUTION

Overview

AFRO Dollar Money Inc. is offering a maximum of 37,500,000 Units at $2.00 per Unit for a maximum aggregate offering amount of $75,000,000. Each Unit consists of one share of Class A Common Stock and one Warrant to purchase one additional share at $3.50, exercisable for two years following Offering close. All Units are offered on a best-efforts basis pursuant to Regulation A, Tier 2 of the Securities Act of 1933. There is no minimum offering amount. Subscriptions are irrevocable and non-refundable.

How the Offering Will Be Conducted

The Offering will be conducted directly by the Company's officers and directors without commissioned sales agents or underwriters. Officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. No commissions or transaction-based compensation will be paid to any officer or director.

The Company reserves the right to retain one or more FINRA-registered broker-dealers at any time. If retained, such broker-dealer may receive selling commissions of up to 15% of gross proceeds. The Company will file a supplement to this Offering Circular disclosing the identity, compensation, and authorized states of any broker-dealer retained. If a participant in this Offering is required to clear its compensation arrangements with FINRA, the Company will have FINRA advise the Commission that it has no objections to the compensation arrangements prior to qualification.

State Issuer-Dealer and Issuer-Agent Registration Requirements

Certain states require the Company to register as an issuer-dealer or to register its officers and directors as issuer-agents before offering or selling securities directly to residents of those states without a registered broker-dealer. The Company will NOT offer or sell its securities to residents of the states listed below until the applicable registration requirements have been completed.

States Requiring Issuer-Dealer Registration

State	Status
Arizona	Issuer-dealer registration required — to be completed prior to sales in this state
Florida	Issuer-dealer registration required — to be completed prior to sales in this state
New York	Issuer-dealer registration required — to be completed prior to sales in this state
North Dakota	Issuer-dealer registration required — to be completed prior to sales in this state
Texas	Issuer-dealer registration required — to be completed prior to sales in this state

States Requiring Issuer-Agent Registration

State	Status
Alabama	Issuer-agent registration required — to be completed prior to sales in this state
Nevada	Issuer-agent registration required — to be completed prior to sales in this state
New Jersey	Issuer-agent registration required — to be completed prior to sales in this state
Washington	Issuer-agent registration required — to be completed prior to sales in this state

The Company will file a supplement to this Offering Circular confirming when it is authorized to offer and sell its securities in each state listed above. Upon qualification, the Company will immediately offer and sell its securities to residents of all other states and US territories that do not require issuer-dealer or issuer-agent registration for direct issuer sales under Regulation A Tier 2.

Offering Period and Termination

This Offering will terminate on the earliest to occur of: (i) the date on which all 37,500,000 Offered Units are sold; (ii) one year after the qualification date, subject to the Company's right to extend for up to 180 days; or (iii) the date on which the Offering is earlier terminated by the Company in its sole discretion. The Company will not accept any subscriptions or funds until the SEC declares this Offering Circular qualified.

Investment Limitations

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INVESTING INFORMATION REFER TO www.investor.gov.

How to Calculate Your Net Worth

For purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence up to an amount equal to the estimated fair market value of your primary residence at the time of the sale.

Accredited Investor Exemption

The 10% investment limitation does not apply to accredited investors as defined under Rule 501 of Regulation D. You qualify as an accredited investor if you meet one of the following criteria:

•

Individual annual income exceeding $200,000 in each of the two most recent years, or joint annual income with spouse exceeding $300,000;

•

Individual net worth, or joint net worth with spouse, excluding primary residence, exceeding $1,000,000;

•

Executive officer or general partner of the issuer; or

•

Bank, savings and loan association, insurance company, registered investment company, organization described in Section 501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000, or similar financial institution.

How to Subscribe — Step by Step

•

Visit www.AFRODollarStock.com or www.AFRODollar.money and navigate to the investor subscription page.

•

Complete the online subscription form including all required personal, financial, and suitability information.

•

Deliver funds by wire transfer, ACH, debit card, or credit card. Wire transfer funds available immediately; ACH funds restricted for minimum three business days.

•

Automated AML/KYC verification performed including OFAC sanctions screening and investor suitability confirmation.

•

Electronically receive, review, execute, and deliver Subscription Agreement to the Company.

•

Company reviews subscriptions generally same day, no later than next business day. Company may accept or reject subscriptions in whole or in part for any reason.

•

Upon closing, shares of Class A Common Stock and Warrants issued electronically in book-entry form through Colonial Stock Transfer Company. No physical certificates unless specifically requested.

Once your subscription agreement is accepted, it is irrevocable. You may not revoke, change, or request a refund after acceptance.

Warrant Exercise Process

Each Unit includes one Warrant to purchase one additional share at $3.50 per share, exercisable within two years from the date this Offering closes. Warrants not exercised by the expiration date become null and void. To exercise: (i) complete and sign the Notice of Exercise; (ii) specify shares to be purchased; and (iii) deliver payment. The Company will issue shares in book-entry form through Colonial Stock Transfer Company.

Rule 255 — Testing the Waters

The Company conducted testing the waters communications prior to filing this offering statement pursuant to Rule 255 under the Securities Act of 1933. All test the waters materials have been filed as Exhibit 1A-17. The Company confirms that no money or other consideration was accepted in connection with any test the waters communication.

The following mandatory Rule 255 legend appears on the Company's websites:

"No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed with the Securities and Exchange Commission (SEC) is qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest in response to this advertisement will involve no obligation or commitment of any kind."

Selling Securityholders

No securities are being offered for the account of existing securityholders. All 37,500,000 Units offered hereby are being offered solely for the account of the Company. The Company will receive all of the net proceeds from this offering.

Stabilization and Other Arrangements

The Company has made no arrangements to (1) limit or restrict the sale of other securities of the same class as those offered hereby during the period of distribution, (2) stabilize the market for any of the securities to be offered, or (3) withhold commissions or otherwise hold any broker-dealer responsible for the distribution of its participation. No underwriter intends to confirm sales to any accounts over which it exercises discretionary authority.

Attention is directed to the provisions of Rules 10b-9 [17 CFR 240.10b-9] and 15c2-4 [17 CFR 240.15c2-4] under the Securities Exchange Act of 1934, which outline, among other things, antifraud provisions concerning the return of funds to subscribers and the transmission of proceeds of an offering to a seller.

ITEM 6. USE OF PROCEEDS

We estimate gross proceeds of approximately $75,000,000 from the sale of all 37,500,000 Units at $2.00 per Unit. Before deducting estimated offering expenses of approximately $1,000,000, estimated net proceeds are approximately $75,000,000 at maximum funding. Because this Offering is conducted on a best-efforts basis without a minimum offering amount, the Company may close without raising the full maximum amount.

Net proceeds will be used to fund six key areas: (i) capital expenditures and infrastructure development; (ii) regional office setup across 20 states and 42 markets; (iii) sales and marketing; (iv) product development and technology; (v) regulatory and legal compliance including the FinCEN private letter ruling process; and (vi) working capital including officer salaries payable only after commencement of operations.

Use of Proceeds — All Four Funding Scenarios

Use of Proceeds (%)	25% ($18.75M)	50% ($37.5M)	75% ($56.25M)	100% ($75M)
Capital Expenditure & Infrastructure (30%)	$5,625,000	$11,250,000	$16,875,000	$22,500,000
Regional Office Set-Up (6%)	$1,125,000	$2,250,000	$3,375,000	$4,500,000
Sales and Marketing (8%)	$1,500,000	$3,000,000	$4,500,000	$6,000,000
Product Development (10%)	$1,875,000	$3,750,000	$5,625,000	$7,500,000
Regulatory & Legal Compliance (2%) (1)	$375,000	$750,000	$1,125,000	$1,500,000
Working Capital (44%) (2)	$8,250,000	$16,500,000	$24,750,000	$33,000,000
TOTAL (100%)	$18,750,000	$37,500,000	$56,250,000	$75,000,000

(1) Regulatory & Legal Compliance includes: FinCEN private letter ruling process, independent regulatory counsel legal opinion fees, state regulatory counsel fees for 20-state expansion, and ongoing compliance monitoring.

(2) Working capital includes officer salaries (payable only after commencement of operations: Derric Price $1.00/year; Carl Bibbs $100,000/year; Lester Blair $80,000/year), plus general and administrative expenses, technology maintenance, rent, utilities, and other operating expenses.

What Each Funding Level Enables

Funding Level	Operational Scope Enabled
25% — $18,750,000	Foundation only: regulatory compliance, core management recruitment, core platform development, limited Chicago soft launch. No multi-state expansion. Additional capital required to proceed beyond this phase.
50% — $37,500,000	Full Chicago market launch and Phase 1 multi-state expansion (Illinois additional districts, Georgia, Maryland, Michigan, New York). Full platform development. Approximately 14 months working capital.
75% — $56,250,000	Full 20-state expansion, Phase 2 states, international pilot program planning, full ATM network deployment. Approximately 18 months working capital.
100% — $75,000,000	Complete plan of operation: full 20-state 42-market deployment, all platform features, international pilots (Caribbean, Canada, Mexico, Africa), working capital through anticipated operational profitability in Q2 of second year.

Prioritization If Less Than Maximum Is Raised

Priority	Area and Rationale
1st	Regulatory & Legal Compliance — Foundational to platform operation
2nd	Product Development — Required to launch platform
3rd	Working Capital — Sustains operations including officer salaries
4th	Sales and Marketing — Member acquisition to generate revenue
5th	Regional Office Set-Up — Scaled to capital available
6th	Capital Infrastructure — Phased based on funding level

Capitalization

The following table sets forth the Company's pro-forma capitalization as adjusted to give effect to the Offering at maximum funding.

Stockholders Equity	Maximum Offering ($75,000,000)
Short Term Debt	-000-
Long Term Debt	-000-
Common Stock Offered	37,500,000 Units
Common Stock, par value $0.0001 per share	$7,500
100,000,000,000 shares authorized
300,500,000 shares outstanding prior to Offering
Capital Surplus (net of offering expenses approx. $1,000,000)	$74,992,500
Less: Offering Costs	($50,000)
Less: Pre-Opening Expenses	($950,100)
Total Stockholders Equity	$75,000,000
Net Tangible Book Value per Share	$0.221

(1) Par value is $0.0001 per share. Capital surplus based on $2.00 per share offering price less $0.0001 par value, net of approximately $1,000,000 in offering expenses.

The Company has no current plans to pay cash dividends. The Company will reinvest earnings to ensure the success of its operations and to expand its business.

Pending use of proceeds, the Company intends to invest net proceeds in short-term, interest-bearing securities. The Company's management retains broad discretion in the application of net proceeds.

No portion of the proceeds from this offering will be used to discharge or repay any indebtedness of the Company. The Company has no outstanding long-term debt obligations as of the date of this offering statement.

No proceeds from this offering will be used to compensate or otherwise make payments to officers or directors of the Company or any of its subsidiaries, except for ordinary course salary payments set forth in Item 11 — Compensation of Directors and Executive Officers. No proceeds will be paid as a finder’s fee or similar compensation to any officer, director, or affiliate of the Company.

ITEM 7. DESCRIPTION OF BUSINESS

The AFRO Dollar Ecosystem — A Novel Financial Ecosystem

The AFRO Dollar Money platform is not a bank, not a crypto exchange, not a payment processor, and not a money transmitter. It is something genuinely new: America’s first Community Digital Currency Financial and Economic Ecosystem — a closed-loop, membership-based financial inclusion platform built on a novel proprietary economic framework developed by Derric Price over more than three decades.

The AFRO Platform is what the Company calls a Mobile Phone Orchestra Ecosystem Platform of Currency, Saving, Payments, Lending, Investment, Loyalty, and Community Development. The smartphone becomes a Wealth Building Device™ (WBD) — providing accounts for personal finance, savings, bill payment, money transfer, loans (mortgage, auto, personal, small business), home account management, non-profit donation, and church tithing — all denominated in Digital AFRO Dollars within the closed-loop platform.

The AFRO FullWealthStack™ Model

The Company has developed what it calls the AFRO FullWealthStack™ — a complete, integrated suite of financial services delivered through a single platform membership. Unlike traditional banks that offer individual products, or fintech apps that serve a single function, the FullWealthStack™ provides every financial service a community stakeholder needs across their entire lifetime: lending, alternative banking, money transfer, payments (C2B, B2B, C2G, P2P), loyalty, job development, and community economic analysis — all operating in Digital AFRO Dollars within the closed-loop AFRO Platform.

The FullWealthStack™ is built on the proposition that financial independence means: (a) no member suffers from income or wealth devastation in American society; (b) each member has the tools to maximize wealth accumulation for their family, community, and country; and (c) sustainable neighborhoods are created that provide economic support for all stakeholders. The Company’s goal is personal financial independence for every registered member.

The BEEBOP Financial Engineering Economy™ — Democratized Community Capitalism

At the philosophical and economic core of the AFRO Platform is the BEEBOP Financial Engineering Economy™ — the Company’s proprietary economic framework developed by Chairman and CEO Derric Price. BEEBOP represents a new economic vision, paradigm shift, and transformation model for economically distressed communities in the United States.

“BEEBOP Capitalism is our way to strategically democratize capital investment and financial allocation for all community stakeholders. The BEEBOP intent is to move away from the current Financialized sector economy models to a Real Productive sector model of our AFRO Dollar Community Financial and Economic models, to solve local community social and economic problems.” — Derric Price, Founder

The BEEBOP financial system is a bottom-up community stakeholders model that provides an in-depth solution analysis of each community the Company will serve. The Company will collect micro- and granular level community data — regarding local income, businesses, spending, workforce development, homelessness, food deserts, health care disparities, fresh food markets, air quality, toxic land levels, and education — to prepare a community rescue plan for local community wealth, health, and economic empowerment.

Under BEEBOP, homeownership and access to financial services are a ‘Right’, not a privilege — not just checking accounts, but the total financial service and wealth building process with access to financial planners and advisors that are usually reserved for the wealthy elite.

“The days of living WITH debt and dying IN debt are over. That problem is solved.” — Derric Price, creator of the Original AFRO Dollar

DPrice Velocity™ Model and the Community Wealth Effect

The Company has developed two proprietary community economic models rooted in the original A.F.R.O. Dollar framework: the DPrice Velocity Community (DPVC) model and the Local Community Currency Institution (LCCI™) framework. These models were developed by Chairman Derric Price and were first applied to the original A.F.R.O. Dollar paper currency program.

The DPrice Velocity™ model tracks economic leakage and the multiplier effect of AFRO Dollars in the community. The core principle: every time a community stakeholder spends AFRO Dollars with a local business instead of a national chain, a larger percentage of those dollars remain in the community to create additional local economic activity. The model tracks this velocity and multiplier effect at granular, community-level data resolution.

The mechanics of the community wealth effect on the AFRO Platform work as follows: Every time a member shops at a locally-owned or community business, the member receives AFRO Bonus Reward Dollars — consumer loyalty dollars added to their AFRO Platform account. The merchant simultaneously contributes a percentage of the sale to the local Community Fund (the AFRO Dollar Money Community Chest Trust™ Safety-Net Fund) for the benefit of local non-profits and community programs. The Bonus Reward Dollars stretch the member’s purchasing power — $200 in AFRO Dollars can effectively have the spending power of $250 in US Dollars through accumulated rewards — while simultaneously building community wealth and funding the community safety net.

The B2B spending in the platform strengthens the local multiplier effect and velocity, building new business-trade-community relationships. The Company’s proprietary DPVelocity™ model and BeeBop™ capitalism models encourage new business start-ups, volunteerism, and social entrepreneurship throughout the community ecosystem.

The Shop Local Campaign — Power of Choice™ and Power of Community™

The Company has developed a comprehensive incentive platform built around its Shop Local Campaign, introduced to all businesses on and off the platform. The Company’s Power of Choice™ and Power of Community™ campaigns educate members on the powerful wealth effect of spending AFRO Dollars versus US Dollars in the community.

The 28 million small businesses in the United States are integral to the US economy, employing approximately 50% of the private workforce. Spending at local retailers and restaurants contributes to the local community on average more than double the amount per dollar spent compared to spending at national chains. The AFRO platform enables small businesses to benefit from a real-time payments system, efficient cash flow management, and community stewardship programs — all designed to increase local economic activity and keep dollars circulating within the community.

There are approximately 268,000 African American-owned small businesses in New York, Chicago, and Los Angeles alone. With ownership of approximately 1.9 million small businesses — 7% of small businesses nationwide — African Americans are the fastest growing small business segment in the United States. The Company’s products are specifically designed to create new sales opportunities, lending access, and community investment for these businesses.

Why Mobile Digital Money — Reaching the Unbanked

The Company’s mobile-first approach is specifically designed to reach the unbanked and underbanked populations that traditional financial institutions have failed to serve. Reports from the Center for Financial Services Innovation and the Federal Deposit Insurance Corporation indicate that under-banked households are more likely to use smartphones than bank branches or computers to access their financial accounts.

African Americans demonstrate exceptionally high smartphone adoption — smartphone penetration is 5% higher among Black Americans than the total population (83% vs. 78%). The AFRO Mobile Payments platform is designed to unlock financial freedom for roughly 50 million people in the United States who carry mobile phones but have no bank account or meaningful financial access. For the un-banked, being outside the financial mainstream means paying more fees and premiums for every transaction — currency exchange fees, check cashing fees, payday loan interest, and ATM fees that disproportionately drain the wealth of low-income communities.

AFRO Dollar Money is Digital Cash in mobile form. Members do not need a bank account to participate in the AFRO Platform. This design is critical for financial inclusion for the unbanked and under-banked in all communities and developing countries. By moving the AFRO Dollar complementary currency from paper to digital, the Company can fulfill its mission to transform low-to-moderate income communities at mobile-phone scale.

Membership Model — Members Only Platform

The AFRO Platform is a membership-based platform. It is not available to the general public. Memberships are available to individuals, businesses, non-profits, associations, professionals, and local government entities. Annual membership fees range from $60 to $399 in the US, Mexico, Canada, and Caribbean markets. All members are required to own and maintain 2 shares of the Company’s common stock as a condition of membership.

Member services include: AFRO Score Credit (proprietary alternative credit scoring); lending (small business, social entrepreneurs, non-profits, P2P, mortgages, auto, personal); loyalty (rewards and money added to account with each local purchase); alternative banking access for the unbanked and under-banked; social entrepreneur support and promotion; bill payments (private, public, and government); small business development support including community-owned, workers-owned, and student-owned business models; personal and home-management bill-pay automation; community ATM access; Shop Local programs; community loyalty contributions; community fund investments; non-profit donation and fundraising portals; and employment tracking and job placement services.

The Company’s goal for each member is Personal Financial Independence — defined as: (a) no member suffers from income or wealth devastation in American society; (b) each member is equipped with wealth maximization techniques to contribute to their family, community, society, and country; and (c) sustainable neighborhoods are created that provide economic support for all community stakeholders.

A. Overview and Current Stage of Development

THE COMPANY HAS NOT YET COMMENCED OPERATIONS, HAS GENERATED NO REVENUES, AND HAS NO MEMBERS ON ITS PLATFORM AS OF THE DATE OF THIS OFFERING CIRCULAR.

AFRO Dollar Money Inc. is a Social Enterprise Financial Technology (Social FinTech) company incorporated in the State of Illinois and headquartered in Chicago, Illinois. The Company is currently in its organizational and development stage. Founded by Derric Price, its Chairman and CEO, the Company currently has 2 full-time and 3 part-time employees. The Company's executive office is maintained on a month-to-month lease at 231 S. La Salle Street, Chicago, Illinois 60604.

The Company is developing the AFRO Payment Platform — a proprietary closed-loop community financial inclusion platform designed to enable registered members to transact using Digital AFRO Dollars (ADD and AFR), the Company's licensed digital representations of the original A.F.R.O. Dollar complementary currency.

Primary Business

The Company’s primary business is to implement its Community Financial Inclusion Digital Currency Architecture Platform products. The Company has developed the framework for a Community Digital Currency Financial and Economic System Platform (the “AFRO Platform” or “AFRO-Platform”). The AFRO Platform is designed to engage in mobile commerce, mobile banking financial services, mobile lending, and mobile payments through its suite of proprietary portal platforms operating exclusively within its closed-loop Digital AFRO Dollar system.

The Company believes the use of local community currencies — specifically the Digital AFRO Dollar operating on the AFRO Platform — will create new innovative community-focused financial institutions and economic systems to serve low and moderate income neighborhoods in the United States and in emerging countries internationally.

The AFRO Platform is designed to provide the following core services to its registered members:

•

Small Business Lending — through the AFRO Lending portal, providing accessible credit to small businesses, micro-enterprises, and entrepreneurs in low-to-moderate income communities

•

Mobile Payments — through the AFRO Pay portal, enabling bill payments, person-to-person (P2P), consumer-to-business (C2B), business-to-business (B2B), business-to-consumer (B2C), and consumer-to-government (C2G) transactions in Digital AFRO Dollars

•

Digital Money — through the AFRO Money Portal Platform, providing real-time tracked digital transactions exclusively within the AFRO Platform in Digital AFRO Dollars

•

Digital Cash — through the AFRO Cash Portal Platform, providing real-time small non-tracked cash transactions exclusively within the AFRO Platform in Digital AFRO Dollars

•

Peer-to-Person Transactions — direct member-to-member transfers of Digital AFRO Dollars for community commerce, community savings, and community investment

•

Loyalty and Rewards — community-based loyalty programs rewarding members for shopping local, supporting community businesses, and contributing to community development goals

•

Community Empowerment Analytics — data analytics tools designed to measure, track, and report community economic activity, job creation, business growth, and community wealth metrics in the AFRO Platform’s target markets

All of the above services are provided exclusively within the Company’s closed-loop AFRO Payment Platform to registered members only. No services are available to the general public. All transactions are denominated in Digital AFRO Dollars — not US Dollars — and no US Dollars or other currency is transmitted, converted, or exchanged through the AFRO Platform. The Company has not yet launched the AFRO Platform and none of the above services are currently operational as of the date of this Offering Circular. See Section A below — What the Company Has Completed as of the Date of This Offering Circular.

What the Company Has Completed as of the Date of This Offering Circular

Completed Activity	Detail
AFRO Payment Platform — framework and architecture	Technical architecture developed — platform not yet built to operational status
Mobile application	In development — not yet completed or available for download
Membership agreements and platform terms of service	Drafted — not yet finalized or executed with any members
KYC/AML compliance framework	Designed — not yet implemented in operational system
AFRO Score credit model	Conceptual framework developed — not yet implemented in operational system
Intellectual property	Derric Price holds IP rights for PSMART™ (non-foreclosure mortgage), HOME SAVERS KEY CLUB™ (pre-approval home mortgage without credit scoring), and ALL AMERICAN CARD™ (biometric banking smart card)
Offering statement filed with the SEC	Filed as Form 1-A/A — not yet qualified by Commission
Employees	2 full-time, 3 part-time employees
Office	Month-to-month lease at 231 S. La Salle Street, Chicago, Illinois 60604

What the Company Has Not Yet Completed

Activity	Status
Licensing agreement with African American Face Reserve Obligation Inc.	Not yet executed — to be completed prior to platform launch
Banking partner agreements	Not yet signed
AFRO Payment Platform — full operational build and testing	Not yet complete
Mobile application — completion and launch	In development — not yet available for download
Platform launch — first member onboarding	NOT YET LAUNCHED — no members as of the date of this Offering Circular
Community FinancialWealthCenter — any physical location	Not yet opened
ATM network — any machines deployed	Not yet deployed
Merchant partnerships	Not yet signed
Revenues	None generated — Company has not commenced operations

The Company has not been subject to any bankruptcy, receivership, reorganization, liquidation, or similar proceeding at any time since its incorporation. No such proceedings are pending or contemplated.

B. Background — The Original A.F.R.O. Dollar

The Company's business is rooted in the original A.F.R.O. Dollar complementary paper currency created by African American Face Reserve Obligation Inc. The A.F.R.O. Dollar underwent a formal regulatory review process with the United States Department of the Treasury, Secret Service Bureau, and United States Attorney General's office. Following that review, African American Face Reserve Obligation Inc. received guidelines for lawful circulation, made required corrections to the A.F.R.O. Dollar's design and security features to conform to those guidelines, and received regulatory clearance — no legal objection — to circulate the A.F.R.O. Dollar as a complementary paper currency in the United States.

The A.F.R.O. Dollar was the first complementary currency in the United States to undergo this formal regulatory review and receive such regulatory clearance.

The original A.F.R.O. Dollar was issued in denominations of $1, $5, $10, and $20 bills featuring African American portraits — Booker T. Washington ($1), Louis Armstrong ($5), George Washington Carver ($10), and Frederick Douglass ($20). The A.F.R.O. Dollar is collateralized by US Currency and world reserve assets, functions as a medium of exchange, store of value, and unit of account, and is a complementary currency to US Dollars — not a replacement for US Dollars.

The Company has obtained a license from African American Face Reserve Obligation Inc. to re-engineer, develop, market, and distribute the A.F.R.O. Dollar concept in digital form. The licensing agreement is being finalized and will be executed prior to platform launch.

Background: Real-Time Payments and the AFRO Platform Architecture

Real-Time Payments (RTP) refers to payment rails — platforms or networks via which payments are made — that clear and settle in a matter of seconds, operate 24x7x365, and use data-rich messaging formats such as ISO 20022. The AFRO Payment Platform is built on real-time instant payment architecture using its proprietary software and ISO 20022 protocol integration.

The Federal Reserve has stated that a near-real-time payment capability may be a beneficial improvement to the payment system that supports economic activity in the United States and maintains the US dollar as the currency of choice for global trade. Regulators have noted that faster payments may accelerate economic growth because a business paid in real-time is able to speed up its cash conversion cycle, generate necessary working capital, and reduce its need for expensive short-term financing.

The Company notes that the current US payment infrastructure creates processing delays that disproportionately harm the less affluent. Americans spend approximately $15 billion on overdraft fees and $9 billion on payday lending annually — costs that in significant part arise from payment processing delays that could be solved by a real-time payment system. The Congressional Black Caucus has noted that the prevalence of overdraft fees, high cost small dollar credit, and check cashing has cost its constituencies tens of billions of dollars that a real-time payments system would help address.

The AFRO Digital Cash Architecture operates as a real-time instant payment system using its proprietary software and integration with the ISO 20022 protocol real-time instant payment standard. Unlike traditional payment networks such as ACH and Venmo that are not truly instantaneous, or Bitcoin that can take minutes to over an hour per transaction, the AFRO Platform is designed to execute transactions in a matter of seconds at little to negligible cost.

C. Description of the Digital AFRO Dollar Payment System

The Two-Layer Structure

Layer	Description
Layer 1 — The Original A.F.R.O. Dollar (Complementary Paper Currency)	The original A.F.R.O. Dollar is collateralized by a portfolio of assets maintained in the Company's commercial bank and investment account — USD, world reserve currencies (EUR, JPY, GBP), US Treasury instruments, AFRO Treasury instruments, physical Gold, and physical Silver. This is the layer to which all collateral language properly applies.
Layer 2 — Digital AFRO Dollars: ADD and AFR (Digital Representations)	ADD and AFR are licensed digital representations of the original A.F.R.O. Dollar that exist exclusively within the Company's closed-loop AFRO Payment Platform. They have NO independent value, NO independent backing, and NO value outside the platform.

How the Closed-Loop Payment System Works

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A member deposits US Dollars at their own banking institution. The bank credits the member's AFRO Platform account with a corresponding number of Digital AFRO Dollars (ADD or AFR). This transaction occurs between the member and their bank — entirely outside the AFRO Payment Platform. The Company receives no US Dollars from members.

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The member uses their Digital AFRO Dollars to transact with other registered members on the AFRO Platform — making purchases, paying for services, transferring Digital AFRO Dollars to other members, or participating in the platform's loyalty and community contribution programs. All transactions occur exclusively within the closed-loop AFRO Payment Platform, in Digital AFRO Dollars only.

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If a member wishes to convert their Digital AFRO Dollars back to US Dollars, they must contact their own banking institution directly. The bank executes the conversion under its own regulatory authority as a BSA-regulated institution. The AFRO Payment Platform plays no role in this conversion.

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Digital AFRO Dollars that remain on the platform continue to circulate among members, building the community wealth effect central to the Company's mission.

Securities Analysis — ADD and AFR Are Not Securities

The Company has analyzed whether ADD and AFR constitute 'securities' under Section 2(a)(1) of the Securities Act of 1933 under the investment contract test established in SEC v. W.J. Howey Co., 328 U.S. 293 (1946). Under the Howey Test, an investment contract requires: (i) an investment of money; (ii) in a common enterprise; (iii) with a reasonable expectation of profits; (iv) to be derived from the entrepreneurial or managerial efforts of others. ADD and AFR fail to satisfy the third and fourth prongs of the Howey Test:

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ADD and AFR cannot appreciate in value — no market, no exchange, no price discovery mechanism

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ADD and AFR cannot be sold or traded for profit — non-transferable outside the platform

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ADD and AFR cannot be redeemed for more than face value through the Company

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ADD and AFR are consumption assets acquired exclusively for use within the platform — not passive investments

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SEC FinHub Digital Asset Framework (April 3, 2019) confirms ADD and AFR bear all characteristics of non-security consumption assets

Conclusion: ADD and AFR are NOT investment contracts and are NOT securities under Section 2(a)(1) of the Securities Act of 1933.

D. AFRO Payment Platform — Planned Features

The following describes features the Company plans to make available following platform launch. These are planned features — none are currently operational.

Feature	Description
AFRO Money	Real-time tracked transactions — B2B, C2B, B2C, P2P, C2G — in Digital AFRO Dollars
AFRO Cash	Real-time small transactions, non-tracked, peer-to-peer — in Digital AFRO Dollars
AFRO Lending	Small business, microfinance, mortgages, auto, personal lending — in Digital AFRO Dollars
AFRO Pay	Bill payments to personal, business, and local government — in Digital AFRO Dollars
AFRO Score	Proprietary community credit scoring model — alternative to FICO, TransUnion, Experian, Equifax
AFRO Works	Local workforce development, job tracking, and employment portal
AFRO Invest	Real property, precious metals, and AFRO Treasury instruments
AFRO Community Development	Low-income housing and community development investments
AFRO Donations	Non-profit donation and volunteer coordination
AFRO Marketplace	Products and services portal from third-party merchant partners

AFRO Platform Portal Dashboard Architecture

The AFRO Platform is organized around seven major portal categories, each serving a distinct community financial need:

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I. Financial Money Smart Cards — Credit, Debit, Money Transfer portals: (1) The AFRO Dollar Money Cash Money Card — an electronic digital smart card platform accepted by merchants for Cash/Debit/Credit/Mobile/Loyalty payments and transactions, primarily targeted as an ethnic market community money cash card; (2) The American Free Reserves Organizing Card — Banking on a Chip, a prepaid deposit and savings account digital currency platform for the unbanked and underbanked requiring no credit check or bank account; (3) The Community BEE Card (CBEE) — a community small business money card targeted to local business chambers of commerce, supporting B2B and C2B transactions.

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II. Digital Currency Mobile Money — Payments, Money Transfers, Savings, Wealth Building, Retirement, Personal Finance Management, Lending (Mortgages, Auto, Business), Investments (AFRO Treasury: bills, notes, bonds). The smartphone becomes a Wealth Building Device™ (WBD) providing full-service personal finance management.

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III. ATM Cash Community Network — Free ATM services allowing cardless cash withdrawal using the member’s cellphone with the Mobile Money Digital Platform. The AFRO Community-branded ATM network targets unbanked and underbanked residents who currently use expensive currency exchange and check cashing services. ATM kiosks will also provide community information: health, crime, meetings, and events.

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IV. Community Employment and Economic Analysis — BEEBOP FIRE (Finance, Insurance, Real Estate) Real Productive Economy platform tracking unemployment status, job opportunities from local merchants, and skill requirements for available employment. Workforce development tracking including veterans’ jobs outreach, prison re-entry jobs, teenage employment, homeless prevention, affordable housing, small business employment statistics, community financial and economic analysis, community transformation guidelines, non-profit and organizational community impact, and health and wellness community impact.

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V. Precious Metals — AFRO Investment PreciousMetals™: AFRO Investment Gold™ (gold coins and bars that yield interest — unlike traditional gold investments) and AFRO Investment Silver™ (silver coins and bars that yield interest). The Company will produce and sell its own 1 oz. Gold and Silver coins and bars. Physical assets and interest payments may be held in separate ownership or accounts per owner’s request.

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VI. Housing and Veterans/Affordable — Real Estate Community Investment in Affordable Housing and Veterans Housing. Housing ministry partnerships with local churches providing homeownership lending, counseling, and Christian mortgages (10 monthly payments instead of the traditional 12 monthly payments).

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VII. Small Business Investment — New Community Business Investments for support, growth, and export. Development and support for new types of local business models including community-owned, workers-owned, and student-owned businesses.

End-to-End Integrated Technology Platform

The Company has built its integrated platform specifically to meet the financing needs of local community economic stakeholders: small businesses, residents, non-profits, associations, consumers, churches, and local government. The platform is designed to touch every aspect of the member lifecycle — personal finance, home management, payments, education, transportation, and energy — including customer acquisition, sales, scoring, underwriting, funding, servicing, and collections.

The purpose-built ecosystem is designed to be enhanced by robust fraud protection, multiple layers of security, and proprietary application programming interfaces. It is designed to deliver a superior member experience, facilitate decision making, and enable efficient rollout of new products and features.

The Company believes financial inclusiveness is a prerequisite if financial systems are to serve the economic needs and social development of low-moderate income communities. The levels of financial inclusion in urban minority markets are low and unequal. Financial inclusion gaps between larger and small business firms are partly explained by information asymmetries and financing costs, which are higher for small businesses. The AFRO Platform is specifically designed to eliminate these gaps.

The Company intends to enable its members to electronically access their accounts and the Company’s products and services via the internet, mobile phone, and smart cards — including account maintenance, internal transfer of funds, researching product information, and requesting services. The Company will offer bill-paying services and accept loan applications through its website and mobile phone platform 24 hours a day, 7 days a week.

The Company believes that technology and highly personalized member service are not mutually exclusive — an effective blending of both is essential to success. The Company will deliver its products and services through user-friendly technology managed by a capable and experienced management team leading a well-trained and motivated staff of financial professionals.

Principal Sources of Revenue and Expenses

The Company’s principal sources of funds for its activities will be membership fees, financial services and products, retained earnings, loan repayments (including prepayments), net deposit inflows, transaction fees, and sales of investments and borrowings.

The Company’s principal sources of revenue are: memberships; financial services; co-marketing and co-branding fees; distribution fees; interchange fees; mobile commerce fees; rental fees; fee income from bank partners on loans and accounts; interest and dividends on investments; financial counseling; and consulting.

The Company’s principal expenses are: general and administrative expenses; research and development; licensing fees; commissions; marketing; advertising; interest on borrowings; and income taxes. The Company’s operations will be affected by general economic conditions, the monetary and fiscal policies of the federal government, and the regulatory policies of government authorities.

E. Community FinancialWealthCenters — Planned

Upon completion of this Offering, the Company plans to open Community FinancialWealthCenters in 20 states, 42 low-to-middle income markets in select Congressional Districts. No Community FinancialWealthCenters have been opened as of the date of this Offering Circular. Planned states include: Alabama, California, Florida, Georgia, Illinois, Louisiana, Maryland, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Wisconsin, and Washington D.C.

The Company also plans to open limited services offices in the Caribbean (CARICOM member states), Canada, and Mexico, and to introduce financial access pilot projects in Africa including Liberia, Ghana, Senegal, Gambia, Nigeria, South Africa, and Tanzania.

Financial Check-Up — Free Personal Financial Plans for Every Member

The main purpose of the Community FinancialWealthCenters™ is to provide a Free Financial Check-Up for every member in the community, delivering a personal financial rescue and improvement plan covering social, economic, and human capital development for their neighborhood. The Company will provide a Financial One-Stop Shop location at which all personal financial needs can be met for all community stakeholders.

All local and national banks interested in serving or investing in the Black community will be represented at the Center. The Company places primary focus on the superiority of savings over debt as part of the personal wealth building strategy and the community wealth building process.

The Company anticipates developing strategic partnerships with well-known and widely respected banking institutions and third-party service providers to expand its product and service offerings to include investment, estate planning, and insurance-related services. Financial institutions, banks, insurance companies, tax accountants, investment and estate planning attorneys, and insurance-related services will be sought as partners with on-site presence in the Wealth Centers.

Financial Inclusion for Everybody

“Everybody wants to pay their bills on time with fewer burdens. Living paycheck to paycheck and working two jobs just to pay your basic bills to survive — that’s over. Working FOR debt, dying IN debt — these are problems we solved on our unique payment system platform.” — Derric Price, Founder

Providing financial inclusion to unbanked, underbanked, and underserved populations requires multiple services, many of which have never before existed in a single platform. These populations need low-cost financial mechanisms to bring money into the system and means to get it out — either through cash disbursements, person-to-person transfers, or international transfers. The Company aims to widen the net of financial inclusion in local markets by providing a solution for Mobile Financial Services built on its highly scalable AFRO Mobile Money platform.

Community Safety Net Fund — AFRO Dollar Money Community Chest Trust™

Each community market served by the AFRO Platform will establish a local Community Safety Net Fund — the AFRO Dollar Money Community Chest Trust™ — that will receive a contribution from participating merchants each time AFRO Dollars are spent locally. This fund is designed to:

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Provide grant assistance to small businesses to help with payroll, to hire the unemployed, veterans, or returning citizens

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Provide grants to non-profits to help fulfill their social mission or community projects

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Fund community outreach, community health, and community development programs

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Provide emergency financial support to members experiencing temporary financial hardship

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Support youth programs, teenage employment, homeless prevention, and affordable housing initiatives

The Community Chest Trust™ is funded by merchant contributions — not by member dues or platform fees. Every time a member spends AFRO Dollars at a local merchant, a percentage of that transaction flows into the Community Chest Trust™ for the benefit of non-profit institutions and their community collaborative projects. This creates a self-sustaining, community-funded social safety net that grows proportionally with AFRO Platform adoption.

Need for Additional Capital

Although technology, financial services, and banking are subject to unforeseen economic events outside the Company’s control, the Company believes that if the maximum $75 million is raised through the Offering, it will not be necessary for the Company to seek additional funding within the first year of operation. However, the Company anticipates that it will expand its mobile financial service offering in United States territories, the Caribbean, Latin America, Africa, Europe, and Asia and establish export-import trading services for its business members beginning in the fourth quarter of the second year of operations — this will require additional capital for expansion.

If the Company decides favorably on its multi-state physical building expansion and operation plan and increases its services, this will require the Company to sell additional shares in the future. The Company anticipates it will seek additional capital by filing additional exempt offerings or a full Public Offering S-1 registration of its additional securities with the Securities and Exchange Commission within 18 months after the completion of this offering, seeking a minimum of $150 million for expansion and lending, and possible listing on a national securities exchange.

In addition, it is anticipated that upon closing, the Company will issue stock options of 300,000,000 shares (3 year, $3.50 exercise price) to African American Face Reserve Obligation Inc. and AFRO Dollar Inc. which may become an additional source of capital if exercised. If the Company seeks additional capital or issues additional shares, there is no assurance that the market will be favorable to such offering. The actual dilutive effect of any such offering cannot be determined at this time.

F. Money Transmitter and Related Regulations

The Company believes its closed-loop Digital AFRO Dollar Platform is exempt from Money Services Business registration requirements under 31 CFR § 1010.100(ff)(5). The Company has proactively submitted a request to FinCEN for a private letter ruling confirming this position and is in the process of obtaining an independent regulatory counsel legal opinion. See Item 3 — Risk Factors for a full discussion of related regulatory risks.

Element 1 — The Company Does Not Accept Currency or Funds

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When a member obtains Digital AFRO Dollars, they deposit US Dollars at their own banking institution. This transaction occurs between the member and their bank — not between the member and the Company. The Company receives no US Dollars, no funds, and no currency from members.

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What the Company manages within its platform are Digital AFRO Dollars — internal platform representations that are not currency, not funds, and not value that substitutes for currency, because they have no value outside the platform and cannot be exchanged for real currency through the Company.

Element 2 — The Company Does Not Transmit Currency or Funds

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Platform transactions involve the transfer of Digital AFRO Dollars between members' platform accounts — transfers of internal platform representations, not transfers of currency or funds.

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Digital AFRO Dollars are not 'value that substitutes for currency' under FinCEN's framework because they cannot be converted to real currency through the Company or any market mechanism.

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When a member converts Digital AFRO Dollars to US Dollars, that conversion is performed exclusively by the member's own banking institution — a BSA-regulated financial institution. The Company plays no role in this conversion.

Conclusion: The Company does not meet the definition of a money transmitter under 31 CFR § 1010.100(ff)(5)(i). The Company is NOT a Money Services Business and is NOT required to register with FinCEN as an MSB.

Applicable FinCEN Exemptions

Exemption	Basis for Application
(F) Integral to Provision of Services — 31 CFR § 1010.100(ff)(5)(ii)(F)	The transfer of Digital AFRO Dollars is integral to the Company's provision of financial inclusion services to members. The Company is not providing a standalone money transmission service.
(A) Network Access Services — 31 CFR § 1010.100(ff)(5)(ii)(A)	To the extent the AFRO Platform provides network access enabling members to interact with their banking institutions, the Company is providing network access services, not money transmission services.
(B) Payment Processor — 31 CFR § 1010.100(ff)(5)(ii)(B)	To the extent the AFRO Platform facilitates payments between members for goods and services, the Company is acting as a payment processor integral to those transactions, not a money transmitter.

Digital AFRO Dollars Are Not Convertible Virtual Currency

FinCEN's 2013 guidance (FIN-2013-G001) on convertible virtual currency (CVC) does not apply to Digital AFRO Dollars because: (i) Digital AFRO Dollars do not have an equivalent value in real currency in any market; (ii) Digital AFRO Dollars cannot be converted to real currency through the Company or any market mechanism; and (iii) Digital AFRO Dollars are rooted in the original A.F.R.O. Dollar — a government-recognized complementary currency predating the virtual currency framework FinCEN's guidance was designed to address.

G. Collateral Structure and Asset Backing

IMPORTANT CORRECTION: Prior versions of this Offering Circular described ADD and AFR as being 'backed by the US Dollar' or 'backed by the US Dollar, Reserve Currencies and Precious Metals.' This language was imprecise. It is the original A.F.R.O. Dollar complementary currency — not ADD or AFR — that is collateralized by these assets. ADD and AFR have no independent backing of their own.

Layer 1 — The original A.F.R.O. Dollar complementary paper currency is collateralized by a portfolio of assets maintained in the Company's commercial bank and investment account. This is the layer to which all collateral and backing language properly applies.

Layer 2 — Digital AFRO Dollars (ADD and AFR) are licensed digital representations of the original A.F.R.O. Dollar. They have NO independent backing and NO independent value. Their platform unit value derives solely from their status as digital representations of the original A.F.R.O. Dollar — not from any independent collateral structure attached to ADD or AFR themselves.

The original A.F.R.O. Dollar is collateralized by the following assets maintained in the Company's commercial bank and investment account. This account is funded and controlled entirely by the Company — NOT funded by member transactions or member bank deposits. Members do not have any ownership interest in, claim on, or access to the Company's collateral assets.

Asset Class	Description
US Dollar (USD)	Cash held in US Dollars — provides immediate liquidity for redemption obligations
World Reserve Currencies	EUR, JPY, GBP, and other internationally recognized world reserve currencies ONLY — NOT non-reserve foreign currencies
US Treasury Instruments	US Treasury bills, notes, and bonds — classified as Tier 1 assets under Basel III
AFRO Treasury Instruments	Company's proprietary treasury instruments backed by US Treasury obligations
Physical Gold	Gold coins and bars held directly by the Company — classified as Tier 1 asset under Basel III. Includes AFRO Investment Gold™ branded coins and bars.
Physical Silver	Silver coins and bars held directly by the Company. Includes AFRO Investment Silver™ branded coins and bars.

The total value of liquid collateral assets will at all times be equal to or greater than the total outstanding face value of original A.F.R.O. Dollar paper currency in circulation and the total number of Digital AFRO Dollars outstanding on the AFRO Payment Platform.

ADD and AFR satisfy none of the requirements of the legal definition of 'currency' under 31 CFR § 1010.100 and are NOT currency under any applicable regulatory definition. The original A.F.R.O. Dollar is a complementary currency — not fiat currency — that supplements, rather than replaces, US Dollars.

H. Competition

The Company acknowledges that many competitors have substantially greater financial resources, longer operating histories, larger customer bases, and greater brand recognition.

Traditional Banks and Financial Institutions

The Company will compete with established commercial banks, savings institutions, credit unions, and other financial institutions that have established client bases and substantially greater financial resources.

Financial Technology Companies

The Company will compete with financial technology companies offering mobile payment, digital banking, and peer-to-peer transfer services. Many are well-funded with large existing user bases.

Community Currencies

Several local and community currency programs operate in the United States. The Company believes these programs are generally complementary rather than directly competitive with the AFRO Platform given their local and limited scope.

Payday Lenders and Alternative Financial Services

Payday lenders, check cashing services, and currency exchanges currently serve low-to-moderate income communities in the Company's target markets. These competitors have established presences and existing community relationships.

I. New Innovative Financial Products — Planned

The following innovative financial products are planned to be introduced on the AFRO Platform following commencement of operations. None of these products are currently available. All are subject to applicable regulatory approvals and licensing requirements.

Planned Product	Description
Borrowers Foreclosure Insurance (BFI™)	Innovative foreclosure protection that makes payments to the bank on behalf of the borrower in case of job loss or economic downturn — the reverse of traditional Private Mortgage Insurance (PMI) which protects only the bank
No Credit Scoring Mortgage (NCSM™)	Community mortgage to borrowers based on ability to pay and alternative scoring, without requiring traditional FICO, TransUnion, Experian, or Equifax credit scores
Smart Card — Banking on Chip™	Financial money card providing full banking functionality without outside network processing — designed for areas with limited internet or mobile phone access
Homeownership Savings Club™	Encourages savings for home purchase with matching down payment programs and pre-approval mortgages that do not require traditional credit scoring
AFRO Investment Gold™	Gold coins and bars that pay interest — unlike traditional gold investments which pay no interest
AFRO Investment Silver™	Silver coins and bars that pay interest — unlike traditional silver investments which pay no interest
Community ATM Network (Wireless)	Branded ATM network allowing cardless cash withdrawal using mobile phone technology
Community BEE Card (CBEE)	Community small business money card targeted to local business chambers of commerce
Person to Person Lending (P2P)	Members can lend to other members directly on the platform at community interest rates
Student Loan Repayment Program	Reduced repayment structure — $35/month for student loans under $100,000; $75/month for loans over $100,000

J. Marketing and Advertising

The Company plans to develop a comprehensive, ongoing marketing program involving a combination of social media, direct mailings, exterior signage, e-mail, radio, television, and the Company's websites at www.AFRODollarStock.com and www.AFRODollar.money.

The Company also plans to organize and sponsor educational classes on a variety of topics in its targeted communities including:

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Home financing and mortgage literacy

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Financial and wealth building strategies

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Community economics and the AFRO Dollar platform

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Health and nutrition

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Small business management and development

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Human capital development and workforce training

The Company's marketing strategy is designed to build trust and brand recognition within the low-to-moderate income communities it serves, and to drive member acquisition through community-based outreach, partnerships with local churches, non-profits, and businesses, and digital marketing.

K. Frequently Asked Questions (FAQ)

The following questions and answers provide additional information about the Company's business and products. All answers are objective and factual. The Company does not make any representation that its products are superior or inferior to any competing product.

1. What is the AFRO Dollar Digital (ADD)?

AFRO Dollar Digital (ADD) is the Company's domestic Digital AFRO Dollar — a licensed digital representation of the original A.F.R.O. Dollar that functions as a medium of exchange, store of value, and unit of account exclusively within the Company's closed-loop AFRO Payment Platform among registered domestic members. ADD has no value outside the AFRO Payment Platform. ADD is not a cryptocurrency, virtual currency, or any form of digital asset.

2. What is the American Freedom Reserve (AFR)?

American Freedom Reserve (AFR) is the Company's international Digital AFRO Dollar — a licensed digital representation of the original A.F.R.O. Dollar that functions as a medium of exchange, store of value, and unit of account exclusively within the Company's closed-loop AFRO Payment Platform among registered international members. AFR has no value outside the AFRO Payment Platform.

3. Are ADD or AFR cryptocurrencies?

No. ADD and AFR are not cryptocurrencies, crypto assets, virtual currencies, convertible virtual currencies, digital commodities, digital tokens, stablecoins, meme coins, NFTs, or any other type of digital asset. They are licensed digital representations of the original A.F.R.O. Dollar complementary currency operating within a fully closed-loop proprietary payment platform available to registered members only.

4. How does ADD differ from Bitcoin?

Characteristic	ADD	Bitcoin
Architecture	Proprietary closed-loop database	Public distributed blockchain ledger
Central control	Centrally controlled by Company	No central authority — decentralized
Public availability	Registered members only	Available to general public
Price	Fixed unit value on platform — no market price	Market price fluctuates on exchanges
Value off platform	No value outside AFRO Platform	Traded at market prices on exchanges
FinCEN classification	Not convertible virtual currency	Classified as convertible virtual currency

5. How does ADD differ from payment apps like Venmo, Zelle, and CashApp?

Venmo, Zelle, CashApp, Apple Pay, and similar payment applications are designed to transfer US Dollars between bank accounts and are regulated payment services. ADD is a Digital AFRO Dollar that circulates within the Company's closed-loop AFRO Payment Platform among registered members only.

6. What is the Community FinancialWealthCenter?

Community FinancialWealthCenters are planned physical office locations designed to serve as one-stop shops for community financial inclusion services. No Community FinancialWealthCenters have been opened as of the date of this Offering Circular.

7. Are loans available on the AFRO Platform?

The Company plans to provide lending services on the AFRO Platform including small business loans, personal loans, mortgage pre-qualification, and peer-to-peer lending. These services have not yet been launched.

8. Can churches and non-profits use the AFRO Platform?

The Company plans to make the AFRO Platform available to non-profits and churches as community economic partners. Planned features include donation portals, fundraising tools, and community fund contributions. These features have not yet been launched.

ITEM 8. DESCRIPTION OF PROPERTY

The Company's executive office is maintained on a month-to-month lease at 231 S. La Salle Street, Chicago, Illinois 60604. The Company currently operates remotely and does not own or lease any significant physical property. No Community FinancialWealthCenters have been opened as of the date of this Offering Circular.

The Company's data center infrastructure is planned for facilities in Chicago, Illinois and Denver, Colorado. These facilities have not yet been built or leased as of the date of this Offering Circular.

ITEM 9. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

AFRO Dollar Money Inc. is currently in its organizational and development stage. The Company has not yet commenced operations, has generated no revenues, and has no members on its platform as of the date of this Offering Circular. The Company is dependent entirely on the proceeds of this Offering to fund its operations.

Results of Operations

The Company has not commenced operations and has generated no revenues. The Company has incurred organizational and pre-opening costs in connection with preparing and filing this offering statement. The Company anticipates incurring an operating loss exceeding $1,000,000 during its first year of operations. There can be no assurance that the Company will achieve profitability by the end of its second year of operations or at all.

Plan of Operation — Next 12 Months

Priority 1 — Regulatory and Legal Compliance (Months 1–3)

The Company's first and most critical operational priority is completing its regulatory and legal compliance framework before launching platform operations, including: engaging independent regulatory counsel and obtaining a FinCEN exemption legal opinion; submitting the formal FinCEN private letter ruling request; obtaining state regulatory opinions for initial target states; completing the KYC/AML compliance framework; and executing the licensing agreement with African American Face Reserve Obligation Inc.

Priority 2 — Platform Technology Development (Months 2–6)

Completing full development and testing of the AFRO Payment Platform including: closed-loop Digital AFRO Dollar database architecture; Android and iOS mobile applications; real-time payment processing integration with ISO 20022 protocol; data center infrastructure in Chicago and Denver; cybersecurity hardening; AFRO Score credit model implementation; banking partner integration; and ATM network infrastructure.

Priority 3 — Management Team Recruitment (Months 1–4)

Recruiting and hiring key management positions including Chief Technology Officer, and approximately 52 additional employees.

Priority 4 — Chicago Market Launch (Months 4–6)

Launching platform operations in Chicago, Illinois — opening the primary Community FinancialWealthCenter; recruiting initial merchant and community organization partners; executing member acquisition campaigns in Chicago Congressional Districts 1, 2, and 7; deploying initial Community ATM network; and establishing partnerships with local churches, non-profits, and small businesses.

Priority 5 — Multi-State Expansion (Months 6–12)

Phase 1 (Months 6–9): Illinois additional districts, Georgia, Maryland, Michigan, New York. Phase 2 (Months 9–12): Alabama, California, Florida, Louisiana, Minnesota, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Wisconsin, and Washington D.C.

Priority 6 — International Pilot Programs (Month 9+)

Introducing financial access pilot programs in the Caribbean (CARICOM member states), Canada, and Mexico using the AFR cross-border Digital AFRO Dollar rail. Exploring emerging market partnerships in Africa including Liberia, Ghana, Senegal, Gambia, Nigeria, South Africa, and Tanzania.

Cash Requirements Adequacy: In the opinion of management, if the maximum offering amount of $75,000,000 is raised, the proceeds from this offering will be sufficient to satisfy the Company’s cash requirements for at least 18 months following the commencement of the proposed offering and will not require the Company to raise additional funds within the next six months to implement its plan of operations. If less than the maximum offering amount is raised, the Company anticipates it will be necessary to raise additional capital within six months of the completion of this offering in order to fully implement its plan of operations. See “Need for Additional Capital” in Item 7.

12-Month Milestone Timeline

Month	Milestone
1–3	Complete regulatory legal opinion; submit FinCEN private letter ruling; implement KYC/AML framework; execute licensing agreement with African American Face Reserve Obligation Inc.
1–4	Recruit CTO, and core management team to approximately 52 employees
2–6	Complete full AFRO Payment Platform development and testing including mobile applications
4–6	Chicago flagship market launch — Community FinancialWealthCenter, merchant network, member acquisition
6–9	Phase 1 multi-state expansion — 5 states
9–12	Phase 2 multi-state expansion — remaining 15 states and Washington D.C.
9+	International pilot programs — Caribbean, Canada, Mexico, Africa (subject to available capital)

Liquidity and Capital Resources

Funding Level	Liquidity Position
25% ($18,750,000)	Foundation only — regulatory compliance, core management, core platform, limited Chicago soft launch. Approximately 8 months working capital. Additional capital required for Phase 1 expansion.
50% ($37,500,000)	Full Chicago launch and Phase 1 multi-state expansion. Approximately 14 months working capital.
75% ($56,250,000)	Full 20-state expansion and international pilot planning. Approximately 18 months working capital.
100% ($75,000,000)	Complete plan of operation. Working capital through anticipated operational profitability in Q2 of second year of operations.

Alternative Plan If Insufficient Funds Are Raised

If the Company raises less than 25% of the maximum offering amount (less than $18,750,000), the Company will proceed with a significantly scaled-back plan focused exclusively on: (i) completing regulatory and legal compliance; (ii) completing core platform technology with reduced feature set; (iii) conducting a limited Chicago soft launch; and (iv) seeking additional capital through subsequent private offerings or borrowing. There can be no assurance that additional capital will be available on terms favorable to the Company.

Known Trends, Demands, Commitments, Events, and Uncertainties

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Regulatory environment — The regulatory environment for digital payment platforms is rapidly evolving. New regulations could increase compliance costs.

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FinCEN private letter ruling — The Company has not yet obtained a private letter ruling from FinCEN. An unfavorable ruling could require business model restructuring.

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Technology development — The Company's platform is still under development. Delays could increase operating costs and delay the planned market launch.

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Key personnel — Competition for qualified technology talent is intense. Failure to retain the Chief Technology Officer could delay platform development.

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Community adoption — There can be no assurance that adoption rates will be sufficient to sustain the community wealth effect model.

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Competition — The Company will face competition from established institutions with substantially greater resources.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The direction and control of the Company will be vested in the Company's board of directors, consisting of not more than five (5) persons, who will be elected by the Company's stockholders for a three-year term or until their successors are elected and qualified.

Directors and Officers

Name / Title	Shares Owned	% of Offering	% Warrants	Age / Role
Derric Price — Founder, Chairman, CEO	300,200,000	88.82%	79.95%	Age 63
Carl Bibbs — President, CLO, Director	100,000	0.03%	0.03%	Age 64
Lester Blair — Treasurer, Director	100,000	0.03%	0.03%	Age 58
Edwin A. Whitfield Jr. — Chief Technology Officer, Director	100,000	0.03%	0.03%	Age 62
All Directors & Officers (4 persons)	300,500,000	88.91%	80.03%

Background of Directors and Proposed Executive Officers

Derric Price — Age 63 — Founder, Chairman, Chief Executive Officer

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Founder, Chairman, African American Community Trust, 1992 – Current

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Founder, Director, BEEBOP Financial Engineer-Community Economy, 2011 – Current

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Founder, PreferredPricePrivate (P3) Financial Engineer, 2000 – Current

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Founder, Director, Advance Fiber Research Optics, 2011 – Current

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Founder, African American Face Reserve Obligation, 1985 – Current

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Founder, President, Telstar Communications, 1992 – Current

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Founder, President, First Northern Financial, 1992 – 2005

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Executive Vice President, Real Property Appraisals, 1982 – 1992

Mr. Price holds Intellectual Property rights for PSMART™ (a non-foreclosure mortgage product), HOME SAVERS KEY CLUB™ (a pre-approval home mortgage product that does not require credit scoring), and ALL AMERICAN CARD™ (a biometric and security Banking Smart Card). Mr. Price is a serial entrepreneur with over 30 years of experience in the FIRE (Finance Insurance Real Estate) economy, investment banking, technology, telecommunications, and transportation.

Carl L. Bibbs — Age 64 — President, Chief Lending Officer, Director

In Memoriam

Carl L. Bibbs

AFRO Dollar Money Inc. mourns the passing of Carl L. Bibbs, President, Chief Lending Officer, and Director of the Company. Carl devoted more than 35 years of his career to community development, small business funding, and economic empowerment for underserved communities across Illinois and the broader Midwest.

As Founding Member and Chairman of SomerCor 504 (2000–2010), Carl helped build one of the largest Community Development Corporation operators in the country, generating more than $500 million in SBA loan portfolios and creating over 40,000 jobs across 5,000 businesses. As Northern Illinois Regional Manager for the Illinois Department of Commerce and Community Affairs, he served communities across the state for two decades. His vision, integrity, and commitment to the communities AFRO Dollar Money was built to serve are woven into the foundation of this Company.

Carl L. Bibbs believed that economic opportunity should reach every neighborhood, every small business, and every family — not just those already at the table. His life’s work was proof that it could. He is deeply missed.

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Atlas EDC, Managing Member, 1999 – Current

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Founding Member, Chairman, SomerCor 504 (2000–2010) — 17th largest CDC operator for SBA, portfolio of more than $500MM in SBA loans, creating more than 40,000 jobs with 5,000 businesses

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Northern Illinois Regional Manager (Retired) (1980–2000), Illinois Department of Commerce and Community Affairs

Edwin A. Whitfield Jr. — Age 62 — Chief Technology Officer, Director

Edwin A. Whitfield Jr. is a Chicago-based Senior Software Engineer and Linux Administrator with over 35 years of technology leadership experience spanning cybersecurity, network engineering, software development, and information technology management.

Mr. Whitfield is the founder and principal of Datageeks, LLC (2008–Present), a Chicago technology consulting firm providing system administration, Linux programming, mobile application development, and cybersecurity services. From 2016 to 2020, he served as Senior Information Technology Manager at Caritas Central Intake, overseeing enterprise network security, infrastructure, and vendor strategy.

Additional experience includes Senior Software Engineer at Pingwind Consulting (2021–2022), Senior Network Analyst at various firms, Dell SecureWorks, Tellabs, and Fiserv/CheckFree. Since 2012, Mr. Whitfield serves as Adjunct Professor at City Colleges of Chicago teaching Computer Information Science, Cybersecurity, and Computer Forensics.

He holds a Master of Science in Information and Technology Management (Computer Forensics and Network Security) from the Illinois Institute of Technology and a Bachelor of Science in Electrical Engineering and Computer Science from the University of Illinois.

Lester Blair — Age 58 — Treasurer, Director

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Senior Advisor / Wealth Manager, Blair Capital Management Corp., 1996 – Present

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Partner, SDM Investments Inc., 2011 – Present

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25+ years in Corporate Finance; formerly with Sears, Allstate, and Shand Morahan

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Former Chairman, WBEZ Advisory Board; Former Board Member, Abraham Lincoln Center, Community Renewal Society, Chicago Community Trust, Evanston Community Development Corp.

Planned Key Hires — Not Yet Filled

The following key management positions are currently unfilled and will be recruited following commencement of the Offering:

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Chief Technology Officer (CTO) — responsible for platform technology development and cybersecurity

Family Relationships

There are no family relationships, by blood, marriage, or adoption (not more remote than first cousin), between any director, executive officer, person nominated or chosen to become a director or executive officer, or significant employee of the Company. No director or officer was selected pursuant to any arrangement or understanding with any other person.

ITEM 11. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows proposed annual compensation for services to be rendered by the Company's proposed executive officers upon the Company's opening for business. No salaries will be paid prior to the Company opening for business. Officer salaries will be funded from working capital proceeds only after commencement of operations.

Name / Position	Year	Salary	Bonus	Other Compensation
Derric Price — Founder, Chairman, CEO	2024	$1.00	N/A	$950,000
Carl Bibbs — President, CLO, Director	2024	$100,000	N/A	N/A
Lester Blair — Treasurer, Director	2024	$80,000	N/A	N/A
Edwin A. Whitfield Jr. — Chief Technology Officer, Director	2024	$100,000	N/A	N/A

(1) These amounts reflect annual compensation once the Company opens for business. It has not yet been determined whether proposed executives will receive bonuses or additional stock option compensation.

ITEM 12. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information regarding the ownership of the Company's common stock by: (i) all directors and executive officers; and (ii) all persons who are known by the Company to own beneficially more than 10% of the Company's common stock. No person will be permitted to purchase, directly or indirectly, more than 10% of the shares in this Offering.

Shareholder / Title	Shares Owned	% of Offering	% Warrants
Derric Price — Founder, Chairman, CEO	300,200,000	88.82%	79.95%
Carl Bibbs — President, CLO, Director	100,000	0.03%	0.03%
Lester Blair — Treasurer, Director	100,000	0.03%	0.03%
Edwin A. Whitfield Jr. — Chief Technology Officer, Director	100,000	0.03%	0.03%
All Directors & Officers as a Group (4 persons)	300,500,000	88.91%	80.03%

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this Offering Circular, there are no transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, to which the Company was or is to be a party, in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year end for the last two completed fiscal years, and in which any director or executive officer, any nominee for director, or any security holder known by the Company to own beneficially more than five percent of the Company's common stock, or any immediate family member of any such persons, has had or is to have a direct or indirect material interest.

The Company has entered into an ongoing arrangement whereby Derric Price, the Company's founder and CEO, has licensed intellectual property rights to the Company, including PSMART™, HOME SAVERS KEY CLUB™, and ALL AMERICAN CARD™. The terms of this licensing arrangement have not yet been finalized.

The Company will be executing a license agreement with African American Face Reserve Obligation Inc. for the right to use the AFRO Dollar name, design, and complementary currency concept in connection with the Company's Digital AFRO Dollar products. African American Face Reserve Obligation Inc. was founded by Derric Price, the Company's CEO. The terms of this licensing agreement are currently being finalized.

Expert Interests

Sidney B. Smith, Esq., legal counsel to the Company, is providing a legal opinion as Exhibit 1A-12 to this offering statement, which is incorporated by reference herein. Mr. Smith’s compensation is not contingent upon the success of this offering and is payable regardless of whether the offering is completed or qualified. Mr. Smith has no material interest in the Company, is not a promoter, underwriter, voting trustee, director, officer, or employee of the Company, and has not received and will not receive any equity compensation from the Company.

Omotoshi and Associates, independent registered public accounting firm to the Company, will provide the audit report and audited financial statements to be filed as Exhibit 1A-15 by subsequent amendment. The firm’s compensation is not contingent upon the success of this offering. The firm has no material interest in the Company.

ITEM 14. SECURITIES BEING OFFERED

Common Stock

AFRO Dollar Money Inc., an Illinois corporation, has authorized capital stock of 100,000,000,000 shares of common stock, par value $0.0001 per share, of which 300,500,000 shares are currently outstanding.

Voting Rights

In all elections of directors, the number of votes cast by each common stockholder will be determined by multiplying the number of shares owned by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or distributed among two or more candidates. On all other questions, each common stockholder shall be entitled to one (1) vote for each share held.

Dividend Rights

The holders of the common stock will be entitled to receive and to share equally in dividends as may be declared by the board of directors out of funds legally available for such purpose. See Item 6 — Use of Proceeds — Dividend Policy.

Preemptive Rights and Redemption

Holders of common stock will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock will not be subject to call for redemption, and upon receipt by the Company of the full purchase price, the common stock will be fully paid and subject to no further call on stockholders' funds.

Sinking Fund Provisions

The Company’s Common Stock has no sinking fund provisions. The Company is not required to set aside any funds for the purpose of redeeming or retiring its Common Stock.

Description of Warrants

You will receive one (1) Warrant to purchase one (1) share of common stock for each share of common stock you purchase in the Offering. The Company will issue up to 37,500,000 Warrants. The Warrants are exercisable at any time within the two (2) year period beginning on the date of close of this Offering at an exercise price of $3.50 per share. Warrants not exercised by the expiration date shall become null and void. The Warrants will be freely transferable.

The exercise price and number of shares acquirable by exercising each Warrant are subject to anti-dilutive adjustment in certain events including a stock split, stock dividend, or reclassification of common stock. No fractional shares will be issued upon exercise of Warrants.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, refer to www.investor.gov.

Indemnification of Directors and Officers

The Bylaws of the Company generally provide that the Company may indemnify its directors, officers, employees, or agents against liabilities or expenses actually and reasonably incurred by them arising out of their service for or on behalf of the Company, to the fullest extent provided under the laws of the State of Illinois.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nature of Trading Market

Prior to the Offering, there has been no established public trading market for the Company's securities. Although it is anticipated that the Company may seek its securities to be traded on the OTC markets following a successful Offering, there is no guarantee that an active trading market will develop in the near future or at all.

Litigation

As of the date of this Offering Circular, the Company and its properties were not subject to any material legal proceedings or litigation.

Registrar and Transfer Agent

Colonial Stock Transfer Company will act as registrar and transfer agent for the Company's book-entry securities.

Legal Matters

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Law Offices of Sidney B. Smith, Chicago, Illinois.

Experts

The financial statements of the Company appearing elsewhere in this Offering Circular will be included in reliance upon the report of Omotoshi and Associates, an independent registered public accounting firm, and upon the authority of such firm as experts in accounting.

Where You Can Find More Information

We have filed an offering statement on Form 1-A with the Commission under the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith.

The offering statement, including exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies may be obtained from such offices upon payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information. The Commission also maintains an Internet website at www.sec.gov.

We also maintain websites at www.AFRODollarStock.com and www.AFRODollar.money. Information contained on our websites is not a part of this Offering Circular. Pursuant to Rule 257 of Regulation A, the Company will file annual reports (Form 1-K) within 120 calendar days after the end of each fiscal year, and semi-annual reports (Form 1-SA) within 90 calendar days after the end of the first six months of each fiscal year.

PART III — EXHIBITS AND FINANCIAL STATEMENTS

ITEM 15. INDEX TO EXHIBITS

The following exhibits are either filed as part of this Amendment No. 3 to the offering statement on Form 1-A/A, incorporated herein by reference to exhibits previously filed with the Commission under File No. 024-11905, or will be filed by subsequent amendment prior to qualification, in accordance with the numbering convention

Exhibit No.	Description	Status
1A-2a	Articles of Incorporation / Charter	Incorporated herein by reference. View on EDGAR (File No. 024-11905).
1A-2b	Bylaws	Incorporated herein by reference. View on EDGAR (File No. 024-11905).
1A-4	Form of Subscription Agreement	Incorporated herein by reference. View on EDGAR (File No. 024-11905).
1A-11	Consent of Independent Registered Public Accounting Firm (Omotoshi and Associates)	Consent of Independent Registered Public Accounting Firm to be filed by subsequent amendment concurrently with the filing of audited financial statements prior to qualification of this offering statement
1A-12	Legal Opinion of Sidney B. Smith, Esq., Law Offices of Sidney B. Smith, Chicago, Illinois	Incorporated herein by reference. View on EDGAR (File No. 024-11905).
1A-15	Audited Financial Statements	To be filed by subsequent amendment prior to qualification
1A-17	Test the Waters Materials — Newspaper Press Release (Rule 255)	To be filed by subsequent amendment prior to qualification of this offering statement

The Company confirms that all exhibits listed above are either filed with this Amendment No. 3, incorporated by reference to previously filed exhibits under File No. 024-11905, or will be filed by subsequent amendment prior to qualification of this offering statement. The Company will not make any sales of securities until the offering statement has been qualified by the Commission.

ITEM 16. EXHIBITS

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of shares of common stock will be entitled to share ratably in the remaining assets of the Company available for distribution after payment of all debts and other liabilities of the Company. The Company has no preferred stock outstanding and no class of securities that has a liquidation preference senior to the common stock.

Shareholder Liability Under Illinois Law

The Company is incorporated under the laws of the State of Illinois. Under the Illinois Business Corporation Act of 1983, as amended, shareholders of the Company are not personally liable for the debts, obligations, or liabilities of the Company solely by reason of being shareholders. Shareholders’ liability is limited to the amount paid for their shares. There are no additional assessments, calls, or liabilities imposed on shareholders under Illinois law that would require shareholders to make additional capital contributions to the Company beyond the purchase price of their shares.

The exhibits listed in Item 15 — Index to Exhibits are filed or incorporated by reference as part of this offering statement on Form 1-A/A. Copies of each exhibit are attached hereto or incorporated by reference as indicated in the Index to Exhibits. Exhibits filed herewith are available for inspection without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

ITEM 17. FINANCIAL STATEMENTS FINANCIAL STATEMENTS — TO BE FILED BY AMENDMENT PRIOR TO QUALIFICATION

The Company's audited financial statements, audit report, and all related notes prepared in accordance with the requirements of Part II of Form 1-A/A are not included in this Amendment No. 3. The Company is in the process of completing its audited financial statements with its independent registered public accounting firm, Omotoshi and Associates.

The Company will include the completed audit report, audited financial statements, and all required notes as Exhibit 1A-15 in a subsequent amendment to its offering statement prior to requesting qualification of this offering statement by the Commission.

Pro-Forma Capitalization (at Maximum Offering — $75,000,000)

Because the Company has not yet commenced operations and has generated no revenues, the following pro-forma financial information is provided for investor reference only pending delivery of the full audited financial statements. Actual results may differ materially.

Item	Amount
Short Term Debt	-0-
Long Term Debt	-0-
Common Stock Offered — 37,500,000 Units
Common Stock, par value $0.0001 per share	$7,500
100,000,000,000 shares authorized
300,500,000 shares outstanding prior to Offering
Capital Surplus (net of offering expenses approx. $1,000,000)	$74,992,500
Less: Offering Costs	($50,000)
Less: Pre-Opening Expenses	($950,100)
Total Stockholders Equity	$75,000,000
Net Tangible Book Value per Share	$0.221
CERTIFICATION: Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and that the information in this Offering Circular is accurate and complete in all material respects. The issuer and each person who signs the offering statement are responsible for the accuracy and completeness of the disclosures in the offering statement, notwithstanding any review, comments, action, or absence of action by the Commission or its staff. Following qualification of the Form 1-A/A, Rule 257 of Regulation A requires the Company to file periodic and current reports, including a Form 1-K within 120 calendar days after the end of the fiscal year.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and that the information in this Offering Statement on Form 1-A/A is accurate and complete in all material respects. The issuer and each person who signs the offering statement are responsible for the accuracy and completeness of the disclosures in the offering statement, notwithstanding any review, comments, action, or absence of action by the Commission or its staff.

AFRO DOLLAR MONEY INC.

/s/ Derric Price

Derric Price

Founder, Chairman and Chief Executive Officer | Principal Executive Officer | Director

Date: March 31, 2026

/s/ Lester Blair

Lester Blair

Treasurer | Principal Financial Officer | Principal Accounting Officer | Director

Date: March 31, 2026

/s/ Edwin A. Whitfield Jr.

Edwin A. Whitfield Jr.

Chief Technology Officer | Director

Date: March 31, 2026

Signature not required

Carl L. Bibbs

President, Chief Lending Officer and Director

(Deceased — signature not required; remaining directors constitute a majority)

By: /s/ Derric Price

Name: Derric Price

Title: Founder, Chairman and Chief Executive Officer

Date: March 31, 2026